AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2012

Registration No. 333-160305

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ORCHIDS PAPER PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	23-2956944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Snyder

Chief Executive Officer

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code and telephone number,

including area code, of agent for service)

Copy to:

Donald E. Figliulo, Esq.

Polsinelli Shughart PC

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

(312) 463-6311 (phone)

(312) 893-2164 (fax)

Approximate date of commencement of proposed sale of the securities to the public:

This Post-Effective Amendment No. 1 deregisters those securities that remain unsold as of the effective date hereof

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (File No. 333-160305) of Orchids Paper Products Company (the “Company”), filed on June 29, 2009, and declared effective on July 15, 2009 (the “Registration Statement”), pursuant to which the Company registered an indeterminate number of shares of common stock of the Company, par value of $.001 per share, with a proposed maximum aggregate initial offering price of $25,000,000.

The Company is filing this Post-Effective Amendment No. 1 to deregister, as of the date of effectiveness of this Post-Effective Amendment No. 1, all unsold securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pryor, State of Oklahoma, on July 5, 2012.

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on July 5, 2012.

SIGNATURE	CAPACITY

/s/ Keith R. Schroeder*	Chairman of the Board
Jay Shuster

/s/ Keith R. Schroeder*	Chief Executive Officer (Principal Executive Officer) and Director
Robert A. Snyder

/s/ Keith R. Schroeder*	Director
Gary P. Arnold

/s/ Keith R. Schroeder*	Director
Steven Berlin

/s/ Keith R. Schroeder*	Director
John G. Guttilla

/s/ Keith R. Schroeder*	Director
Douglas E. Hailey

/s/ Keith R. Schroeder*	Director
Jeff Schoen

/s/ Keith R. Schroeder	Chief Financial Officer (Principal Financial Officer and Principal
Keith R. Schroeder	Accounting Officer)

* Signed by Keith R. Schroeder as attorney in fact pursuant to the Power of Attorney executed by the above-named directors and officers, which was filed on June 29, 2009 as an exhibit to the original filing of this Registration Statement on behalf of such directors and officers.